               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                      DEAN WITTER CAPITAL APPRECIATION FUND




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                                    _                                  _
                                   |        ______________________  |
FORMULA:                           |       |                        |
                                   |  /\ n |          ERV           |
                      T  =         |    \  |     -------------      |  - 1
                                   |     \ |           P            |
                                   |      \|                        |
                                   |_                              _|

                      T = AVERAGE ANNUAL COMPOUND RETURN
                      n = NUMBER OF YEARS
                     ERV = ENDING REDEEMABLE VALUE
                      P = INITIAL INVESTMENT


                                                                        (A)
  $1,000           ERV AS OF                  NUMBER OF             AVERAGE ANNUAL                   CUMULATIVE
INVESTED - P             30-Nov-95            YEARS - n             COMPOUND RETURN - T            TOTAL RETURN
---------------    ----------------           -----------           ----------------------      ------------------------
   27-Oct-95             $1,003.00                  0.09                   N/A                             0.30%



(B) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)
(C) AVERAGE ANNUAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

                                    _                                  _
                                   |        ______________________  |
FORMULA:                           |       |                        |
                                   |  /\ n |          EV            |
                      t  =         |    \  |     -------------      |  - 1
                                   |     \ |           P            |
                                   |      \|                        |
                                   |_                              _|

                                       EV
                     TR  =         ----------   - 1
                                        P


               t = AVERAGE ANNUAL COMPOUND RETURN
                   (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
               n = NUMBER OF YEARS
              EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
               P = INITIAL INVESTMENT
              TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

                                                 (B)                                                (C)
  $1,000           EV AS OF                   TOTAL                 NUMBER OF                   AVERAGE ANNUAL
INVESTED - P             30-Nov-95            RETURN - TR           YEARS - n                        COMPOUND RETURN - t
---------------    ----------------           -----------           -----------------    -------------------------------
   27-Oct-95             $1,053.00                  5.30%                       0.09                  N/A

(D)          GROWTH OF $10,000
(E)          GROWTH OF $50,000
(F)          GROWTH OF $100,000

FORMULA:     G= (TR+1)*P
             G= GROWTH OF INITIAL INVESTMENT
             P= INITIAL INVESTMENT
             TR= TOTAL RETURN SINCE INCEPTION


                   TOTAL                       (D)   GROWTH OF        (E)   GROWTH OF         (F)   GROWTH OF
INVESTED - P       RETURN - TR                $10,000 INVESTMENT - G  $50,000 INVESTMENT-G    $100,000 INVESTMENT - G
-----------        -----------                ----------------------------------           --------------
   27-Oct-95                  5.30               $10,530                     $52,650        $105,300